UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2023

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-04801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street
Bristol
Connecticut	06010
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Barnes Group Inc. (the “Company”) filed a Current Report on Form 8-K on May 9, 2023 (the “Original Form 8-K”) reporting, among other things, under Item 5.07 matters relating to the Company’s 2023 Annual Meeting of Stockholders held on May 5, 2023. The Company is filing this Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) to amend the Original Form 8-K to disclose, pursuant to Item 5.07(d), the Company’s decision regarding how frequently it will hold future stockholder advisory votes on the compensation of the Company’s named executive officers. Other than providing this additional information, no other disclosure in the Original Form 8-K is amended by this Form 8-K/A.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, at the Company’s 2023 Annual Meeting of Stockholders, in a non-binding advisory vote on the frequency of holding future advisory votes on the Company’s executive compensation, a majority of the shares of common stock represented in person or virtually, by live audio webcast, or by proxy and entitled to vote on the matter voted for “1 Year” (to hold advisory votes on the Company’s executive compensation every year). Based on these voting results, and consistent with the recommendation of the Company’s Board of Directors, the Company has determined to hold an advisory vote on executive compensation every year until the next vote on the frequency of advisory votes on executive compensation, which is required to occur no later than the Company’s annual meeting of stockholders in 2029.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES GROUP INC.

(Registrant)

Date: November 6, 2023	By:	/s/ Jay B. Knoll
Jay B. Knoll
Senior Vice President, General Counsel